
収入印紙
日本政府
4.000円

Wakabayashi Fund LLC.
Consulting Agreement

This Agreement made this July 11, 2011 by and between

Wakabayashi Fund, LLC.
a Japanese Limited Liability Company,
Address: 4-13-20 Mita Minato-Ku, Tokyo, Japan 108-0073,
Hereinafter referred to as "WAKABAYASHI" or "Consultant"

and

JET NEKO, INC.,
a Japan corporation,
Hereinafter referred to as "JET NEKO, INC." OR "Client",
Address: 2-3-48, Ehira-nishi, Miyazaki, Miyazaki pref, Japan 880-0051
Telephone No: 0985.65.8000; Fax No: 0985.65.8001
Symbol: CTLO

Whereas Consultant is in the business of providing management consulting services to businesses in an effort to obtain capital from third parties for business use, including equipment leasing, purchase order and/or contract financing, factoring and financing for land and buildings' utilizing various financing instruments and whereas JET NEKO, INC. desires to retain Consultant for the following purposes: **To attempt to arrange financing for the purpose of working capital as an intermediary.**

For and in consideration of mutual benefits, promises, and the cross consideration hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, WAKABAYASHI FUND, LLC. and JET NEKO, INC. collectively "THE PARTIES", hereby covenant and agree as follows:

1. Services

A. WAKABAYASHI FUND, LLC. is hereby engaged by JET NEKO, INC., to provide capital funding services (non-exclusive) including serving as an investment banking liaison, and acting as capital consultant for a six month period from the date hereof. WAKABAYASHI FUND, LLC. shall contact institutional investors, arrange presentation of the Company, assist in restructuring JET NEKO, INC.'s business plan for presentation and arrange conferences with capital sources (the "term").

B. WAKABAYASHI FUND, LLC. is engaged to provide capital structure, working capital, equipment financing, merger and acquisition, and reorganization consulting services to JET NEKO, INC. for purposes of attempting to capitalize the company for a six month period from the date hereof.

2. Compensation

JET NEKO, INC. hereby agrees to pay WAKABAYASHI FUND, LLC. for the services set forth in Paragraph 1, the following items:

a. JET NEKO, INC. shall pay WAKABAYASHI FUND, LLC. ¥1,000,000 YEN, excluding the Japanese Consumption Tax, monthly as cash retainer for six months, subject to section 3 below. Payment shall commence from 3 working days from the date hereof. Schedule as follows:

July 14, 2011 - ¥1,000,000 YEN
August 14, 2011 - ¥1,000,000 YEN
September 14, 2011 - ¥1,000,000 YEN
October 14, 2011 - ¥1,000,000 YEN
November 14, 2011 - ¥1,000,000 YEN
December 14, 2011 - ¥1,000,000 YEN

b. The issuance of 100,000 common stocks upfront to be determined at the time of financing. Further, shares when issued will have no stop orders, orders to cancel or other legal impediment, and that said shares, when issued, will be validly issued, fully paid and non-assessable. The said shares shall be issued within 5 working days after the date hereof. Such stock shall be issued pursuant to United States Laws.

For undertaking this engagement and for other good and valuable consideration, JET NEKO INC. agrees to issue to the Consultant a "Commencement Retainer" of 100,000 common stocks upfront to be determined at the time of financing. JET NEKO INC.'S Common Stock ("Common Stock") to be delivered to WAKABAYASHI FUND within five (5) business days of the signing of this Agreement. This Commencement retainer shall be issued to

WAKABAYASHI FUND immediately following execution of this Agreement and shall, when issued and delivered to WAKABAYASHI FUND, be fully paid and non-assessable.

JET NEKO INC. understands and acknowledges that WAKABAYASHI FUND has foregone significant opportunities to accept this engagement and that JET NEKO INC. derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with WAKABAYASHI FUND. Therefore, the issuance of 100,000 common stocks upfront to be determined at the time of financing. issued as a Commencement Retainer, constitute payment for JET NEKO INC.'S agreement to consult with WAKABAYASHI FUND and are a nonrefundable, non-apportionable, and non-ratable retainer; such shares of common stock are not a prepayment for future services. If JET NEKO INC.'S decides to terminate this Agreement prior to December 14, 2011 for any reason whatsoever, it is agreed and understood that WAKABAYASHI FUND will not be requested or demanded by JET NEKO INC. to return any of the shares of Common Stock paid to it as retainer hereunder.

Further, if and in the event JET NEKO INC. is acquired in whole or in part, during the term of this agreement, it is agreed and understood WAKABAYASHI FUND will not be requested or demanded by JET NEKO INC. to return any of the 100,000 common stocks upfront to be determined at the time of financing, paid to it hereunder. It is further agreed that if at any time during the term of this agreement, JET NEKO INC. or substantially all of WAKABAYASHI FUND's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes JET NEKO INC., WAKABAYASHI FUND shall retain and will not be requested by JET NEKO INC. to return any of the 100,000 common stocks upfront to be determined at the time of financing.

c. Recognizing that WAKABAYASHI FUND, LLC. has extensive sources of venture capital, coupled with brokerage industry contacts, JET NEKO, INC. hereby agrees to pay WAKABAYASHI FUND, LLC. for the consulting services set forth in Paragraph 1(a) a success fee of seven percent (7%) for equity financing / success fee of five percent (5%) for all debt financing, inclusive of all fees, in cash of the amount of capital raised as a result of contacts by WAKABAYASHI FUND, LLC.. Such fees shall be due at closing of any transaction in which WAKABAYASHI FUND, LLC. has acted as the introducing person. Any party so introduced to JET NEKO, INC. shall be pre-approved in writing by JET NEKO, INC. and a list of introductions shall be maintained by consultant.

3. Termination of Agreement

A. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary
B. Upon the other party taking the benefit of any insolvency law
C. Upon the other party having or applying for a receiver appointed for either party; and/or written notice by one party to the other party

4. Notices
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

5. Attorney Fees
In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

6. Time is of the Essence
Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7. Inurement
This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and consultant cannot assign this agreement.

8. Entire Agreement
This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements.

9. Amendments
This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon by and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

10. Waivers
No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11. Non-Waiver
The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

12. Construction of Agreement
Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13. Non-Circumvention Agreement

JET NEKO, INC. agrees, represents and warrants hereby that it shall not circumvent WAKABAYASHI FUND, LLC. with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor introduced by WAKABAYASHI FUND, LLC. to JET NEKO, INC. pursuant to the terms with WAKABAYASHI FUND, LLC. for the purpose of, without limitation, this Agreement and for a period of twenty four (24) months from the date of execution by THE PARTIES of this Agreement. If JET NEKO, INC. enters into a transaction with a party introduced by consultant, then the fees owed under section 2 shall be due whether or not this Agreement or term has ended.

14. Applicable Law

THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF JAPAN FOR WHICH THE COURTS IN TOKYO, JAPAN SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE. The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

15. Counterparts

This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

16. Facsimile

A facsimile copy of this Agreement is acceptable.

17. Acceptance of Agreement

Unless both parties have signed this Agreement within ten (10) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

18. Interstate Commerce

The Consultant shall undertake to comply at all times with the laws of Japan.

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this July 11, 2011 by and between:

WAKABAYASHI FUND, LLC.
A Japan Limited Liability Company

By:
Janette Dillerstone, CEO
Date: July 11, 2011

JET NEKO, INC.
A Japan corporation

Shiryu Kobashikawa

By:
Mr. Shiryu Kobashikawa, President/CEO
Date: July 11, 2011

PROJECT SCOPE

PROJECT ACTIVITIES
WAKABAYASHI FUND, LLC., in providing funding services, shall perform the following project specific functions and merge WAKABAYASHI FUND, LLC. efforts with JET NEKO, INC. resources, as needed. The emphasis of this funding project shall be personal introductions of JET NEKO, INC. to money managers, private equity fund managers, hedge fund managers, pension fund managers, financial analysts, institutional brokers, venture capitalists, investment bankers, and wholesale/retail market makers. All out-of-pocket costs (i.e., costs for mail campaigns, printing, distributions, etc.) shall be pre-approved and paid for by JET NEKO, INC.

- Conduct and implement strategic planning analysis that combines JET NEKO, INC. due-diligence and WAKABAYASHI FUND, LLC. In-house analysis tools to emphasize marketability.
- Coordinate buy-side and sell-side brokerage research coverage introducing JET NEKO, INC. to these sources and facilitating their institutional research. This provides JET NEKO, INC. and WAKABAYASHI FUND, LLC. additional analysis reports from funding services.
- Investment banking introductions.
- Develop story development project related Executive Summary for mail-out / distribution, which is flexible and updated to the ongoing developments of the JET NEKO, INC.
- Plan marketing campaign matching JET NEKO, INC. to WAKABAYASHI FUND, LLC.'S proprietary contact base and other investment prospects / sources anchored by Internet presence
- CEO, Officer and Director Profiles
- Target of one on one institutional investor meetings and conference calls with the most desirable in microcap, small cap and mid cap decision making analysts and portfolio managers of corporate, business and family funds
- Corporate message refinement that is flexible according to ongoing developments
- Fact Sheets flexible to ongoing developments
- PowerPoint / slide presentations
- Tele-conference call, including scripting, Q&A preparation, and thorough details for successful presentation
- Honest feedback from all meetings to allow complete knowledge of ongoing relationships and enhancements of messaging
- Development of Analysts research coverage and comparable inclusion
- Nurture of current and potential investors
- Mail processing and request fulfillment
- Investment Banking introductions
- Annual Meetings
- Peer Group / Industry Analysis

- Perception audits of the investment community
- Introduction of the brokerage firm to buy and sell stocks of the company for a stockholder of JET NEKO, INC.

OPTIONAL PROJECT ACTIVITIES

These ancillary projects can be provided at JET NEKO, INC.'s discretion and cost.

- Conduct road shows, with direct JET NEKO, INC.'s participation, in cities targeted because of JET NEKO, INC.'s institutional investor contact base
- Design and Coordinate Trade Booths
- Attend trade shows and conferences
- Hold press/analysts seminars for institutional investors and investment managers
- Develop investor relations section on JET NEKO, INC.'s website
- Develop comprehensive website and e-commerce solutions and/or project related web pages
- Write media alerts and press releases to continuously generate press relating to JET NEKO, INC. and its stock performance, emphasizing both standard and Internet dissemination (company initiated only)
- Plan and implement direct mail campaign to WAKABAYASHI FUND, LLC.'S contact base and JET NEKO, INC.'s related contacts with follow-up telephone sales contact
- Annual Reports: assisting in the writing as well as assisting and directing to the designers, graphic artists and printers for the complete management of the publication

Wakabayashi Fund LLC.
Consulting Agreement

Please let this serve as detailed information for wire transfer payments to WAKABAYASHI FUND, LLC.

(Japan)
Bank Name: Bank of Tokyo – Mitsubishi UFJ Ltd.
Account Number: 0077306 (ordinary)
Bank Code / Name: 043 / Tamachi
Account Name: WAKABAYASHI FUND, LLC.
Swift Code: BOTKJPJT
Branch Name: Tamachi Branch 043
MUFJ Address: 2-7-1 Marunouchi, Chiyoda-ku Tokyo Japan 100-8388
Bank Representative: Ryota Ishida
Bank Telephone: 03-3454-0460

4-13-20 Mita, Minato-ku Tokyo, Japan 108-0073
(JP) T: 81.03.6657.8339 F: 81.03.6657 8340 (US) T: 01.914.613.3002 F: 01.646.514.1601
www.wakabayashifund.com